SCHEDULE A TO UNDERWRITING AGREEMENT
           BETWEEN COLUMBIA FUNDS TRUST VIII, COLUMBIA FUNDS TRUST IX,
                         AND COLUMBIA FUNDS TRUST XI AND
                        COLUMBIA FUNDS DISTRIBUTOR, INC.

The series of the Trusts covered by this agreement are:

Columbia Funds Trust VIII
         Columbia Income Fund
         Columbia Intermediate Bond Fund

Columbia Funds Trust IX
         Columbia Managed Municipals Fund
         Columbia High Yield Municipal Fund

Columbia Funds Trust XI
         Columbia Young Investor Fund
         Columbia Growth Stock Fund
         Columbia Global Thematic Equity Fund
         Columbia European Thematic Equity Fund
         Columbia Asset Allocation Fund
         Columbia Dividend Income Fund
         Columbia Large Cap Core Fund
         Columbia International Equity Fund
         Columbia Large Cap Growth Fund
         Columbia Disciplined Value Fund
         Columbia Small Cap Fund
         Columbia Small Company Equity Fund

Dated:  November 1, 2003

                                      A-1